ALAN K. GEER, P.A.




Exhibit 23.1

                                     Consent

As independent certified public accountants, we hereby consent to the incorporation in the Registration Statement on Form SB-2/A of our report relating to the financial statements of Decor Systems, Inc. and to all references to this firm included in such Form SB-2. As of December 31, 2003 and 2002 and the related Statements for December 31, 2003 and 2002.



                                                           /s/ Alan K. Geer
                                                          Alan K. Geer, PA

May 10, 2004
Tampa, Florida